EXHIBIT 32.2
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Vaxxinity

,

Inc. (the “Company”) for the quarter ended September 30, 2021, as filed with the Securities and Exchange Commission (the “Report”),

I, Martin Doran,

Treasurer and Chief Accounting Officer

of the
Company, certify,

pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley

Act of 2002, that, to
the best of my knowledge:
(1)

The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange

Act of 1934; and
(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of
operations of the Company.
Date: December 23, 2021 /s/ Martin Doran
Martin Doran
Treasurer and Principal Accounting Officer
(principal financial officer)
This certification accompanies the foregoing Report pursuant to 18

U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the

Sarbanes-Oxley Act of 2002, be deemed filed by the
Registrant for purposes of Section 18 of the Securities Exchange Act of 1934,

as amended. A signed original of this certification has
been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its
staff upon request.